EXHIBIT 24
                                   ----------

                                POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS:

That Sandoz Ltd., a Swiss corporation having its principal place of business in the City of Basle, does hereby make, constitute and appoint:
         Robert L. Thompson, Jr. of 608 Fifth Avenue, New York, New York; and Wayne Merkelson of 608 Fifth Avenue, New York, New York,
or any one of them acting alone, its true and lawful attorneys, for it and in its name, place and stead, with full power of substitution to represent and act for it in all matters pertaining to submissions to the Securities and Exchange Commission, with such changes therein as may be approved by said attorneys, or any one of them acting alone, and in general to do all things and to perform on the part of Sandoz Ltd. all acts as said attorneys, or any one of them acting alone, determines are necessary or advisable in connection with submissions to the Securities and Exchange Commission, including, without limiting the generality of the foregoing, the execution and delivery of all documents required under the Securities Exchange Act of 1934, as amended, all agreements, officer's and other certificates, and any and all other documents and instruments required, contemplated by or deemed advisable in connection with this power of attorney and to otherwise act for and in the name of Sandoz Ltd. and in its behalf with respect to the transactions described herein fully as if the duly authorized officers of Sandoz Ltd. were then personally present and acting.

Sandoz Ltd. hereby ratifies and confirms all that said attorneys or their substitutes shall lawfully do, or cause to be does, by virtue hereof.


                               Page 14 of 20 Pages

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                                        2

IN WITNESS WHEREOF, Sandoz Ltd. has caused this power of attorney to be signed by two duly authorized officers this 21st day of May, 1996.

                                           SANDOZ LTD.

                                           /s/ P. Rickli   /s/ R. Breu
                                           ------------------------------------


                               Page 15 of 20 Pages